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                                                                        EX-99.C1

INDEPENDENT AUDITORS' CONSENT


Board of Directors
ReliaStar Life Insurance Company of New York Variable Life Separate Account I

We consent to the use in the Post-Effective Amendment No. 5 to Registration Statement No. 333-19123 on Form S-6 of ReliaStar Life Insurance Company of New York Variable Life Separate Account I filed under the Securities Act of 1933 of our report dated February 18, 2000 related to the financial statements of ReliaStar Life Insurance Company of New York Variable Life Separate Account I as of December 31, 1999 and for the years ended December 31, 1999 and December 31, 1998 and the period from August 8, 1997 (date of inception) to December 31, 1997, and our report dated February 1, 2000 related to the financial statements of ReliaStar Life Insurance Company of New York Life as of and for the years ended December 31, 1999 and 1998 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



/s/ Deloitte & Touche, LLP
Minneapolis, Minnesota
April 4, 2000